Exhibit 10.2

AMENDMENT NO. 1 TO GUARANTEE AGREEMENT

AMENDMENT NO. 1 TO GUARANTEE AGREEMENT, dated as of September 23, 2013 (this “Amendment”), made by BLACKSTONE MORTGAGE TRUST, INC., a Maryland corporation (“Guarantor”), in favor of BANK OF AMERICA, N.A., a national banking association (“Buyer”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Guarantee Agreement (as defined below).

RECITALS

WHEREAS, Guarantor is party to that certain Guarantee Agreement, dated as of May 21, 2013, as amended hereby (as may be further amended, restated, supplemented, or otherwise modified and in effect from time to time, the “Guarantee Agreement”) and that Acknowledgment, dated as of September 23, 2013 by Guarantor to Buyer;

WHEREAS, Parlex 1 Finance, LLC (“Parlex 1”), Parlex 3 Finance, LLC (“Parlex 3” and, together with Parlex 1, each a “Seller” and, collectively, the “Sellers”) and Buyer are parties to that certain Master Repurchase Agreement, dated as of May 21, 2013, as amended by Amendment No. 1 to Master Repurchase Agreement, dated as of September 23, 2013, between Buyer and Parlex 1, and that certain Joinder Agreement dated as of September 23, 2013, between Buyer, Parlex 1 and Parlex 3 and, as may be further amended, restated, supplemented, or otherwise modified and in effect from time to time, (the “Repurchase Agreement”);

WHEREAS, Parlex 3 has proposed for purchase by the Buyer of a certain loan referred to as the “Paris Loan” (as more fully described below);

WHEREAS, it is a condition precedent to Buyer’s purchase of the Paris Loan under the Repurchase Agreement that Guarantor execute and deliver this Amendment to Buyer, and Guarantor has agreed to amend certain provisions of the Guarantee Agreement in the manner set forth herein.

Therefore, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer each hereby agree as follows:

Amendment to Guarantee Agreement. Section 2(b) of Guarantee Agreement is hereby amended as follows:

(a) sub-clause (i) of Section 2(b) is hereby amended in its entirety by deleting the existing text of such sub-clause and replacing it with the following:

50% of the then-currently unpaid aggregate Repurchase Price of all Senior Loans and Senior Interests; other than the Senior Loan represented by the Loan Agreement, dated June 13, 2013, between 752 UWS, LLC, a Delaware limited liability company, as borrower, and Parlex 3 Finance, LLC, a Delaware limited liability company, as lender (the “Paris Loan”); and

(b) sub-clause (ii) of Section 2(b) is hereby amended in its entirety by deleting the existing text of such sub-clause and replacing it with the following:

100% of the then-currently unpaid aggregate Repurchase Price of all other Purchased Loans not referenced in clause (i) above, including but not limited to the Paris Loan.

SECTION 1. Effectiveness. This Amendment and its provisions shall become effective when this Amendment is executed by Guarantor (the “Amendment Effective Date”).

SECTION 2. Compliance with Transaction Documents. Guarantor hereby represents and warrants to Buyer, as of the Amendment Effective Date, that Guarantor is in compliance with all of the terms and provisions set forth in the Guarantee.

SECTION 3. Acknowledgement. Guarantor hereby acknowledges that, as of the date hereof, Buyer is in compliance with its undertakings and obligations under the Guarantee Agreement.

SECTION 4. Limited Effect. Except as expressly amended and modified by this Amendment, the Guarantee Agreement and each of the other Transaction Documents (as such term is defined in the Repurchase Agreement) shall continue to be, and shall remain, in full force and effect in accordance with their respective terms; provided, however, that upon the Amendment Effective Date, (x) each reference therein and herein to the “Transaction Documents” shall be deemed to include, in any event, this Amendment, (y) each reference to the “Guarantee Agreement” in any of the Transaction Documents shall be deemed to be a reference to the Guarantee Agreement as amended hereby, and (z) each reference in the Guarantee Agreement to “this Agreement”, this “Guarantee Agreement”, “hereof”, “herein” or words of similar effect in referring to the Guarantee Agreement shall be deemed to be references to the Guarantee Agreement as amended by this Amendment.

SECTION 5. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.

SECTION 6. Expenses. Seller agrees to pay and reimburse Buyer for all actual out-of-pocket costs and expenses reasonably incurred by Buyer in connection with the preparation, execution and delivery of this Amendment in accordance with Section 20(b) of the Repurchase Agreement.

SECTION 7. GOVERNING LAW.

THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

BLACKSTONE MORTGAGE TRUST, INC. a Maryland corporation

By:	/s/ Douglas Armer
Name:	Douglas Armer
Title:	Principal, Head of Capital Markets

Acknowledged and agreed:

BANK OF AMERICA, N.A., a national banking association

By:	/s/ Leland F. Bunch
Name:	Leland F. Bunch
Title:	Director